EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated April 6, 2010 in the Amendment No. 1 to the Registration Statement (File No. 333-164205) and related Prospectus of Claymore Securities Defined Portfolios, Series 669.

                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
April 6, 2010